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                                                                    Exhibit 10.2

                          MANAGEMENT SERVICES AGREEMENT

         THIS MANAGEMENT SERVICES AGREEMENT is entered into as of the 29th day of August, 1997, by and between The Hearst Corporation ("Hearst"), a Delaware corporation, and Argyle Television, Inc. ("Argyle"), a Delaware corporation.

         WHEREAS, Hearst and Argyle have entered into an Amended and Restated Agreement and Plan of Merger dated as of March 26, 1997 (the "Merger Agreement") pursuant to which certain Hearst subsidiaries will, subject to the terms and conditions of the Merger Agreement, merge with and into Argyle; and

         WHEREAS, Argyle will be the surviving corporation under the Merger Agreement and will be renamed Hearst-Argyle Television, Inc. ("HAT"); and

         WHEREAS, this Management Services Agreement is entered into in accordance with Section 9.01(i) of the Merger Agreement and in further consideration thereof and shall be binding upon HAT as of the Effective Date of the Merger contemplated by the Merger Agreement;

         NOW, THEREFORE, Hearst and Argyle hereby agree as follows:

         1. Managed Stations. Hearst, or a subsidiary, is the licensee of Radio Stations WBAL(AM) and WIYY-FM, Baltimore, Maryland and Television Stations WWWB-TV, Lakeland, Florida ("WWWB-TV") and WPBF-TV, Tequesta, Florida ("WPBF-TV"). Additionally, Hearst brokers time and provides programming and other services to Television Station KCWB-TV, Kansas City, Missouri ("KCWB-TV") pursuant to a Program Service and Time Brokerage Agreement. WBAL(AM) and WIYY-FM, WWWB-TV, WPBF-TV and KCWB-TV are collectively referred to herein as the "Managed Stations." Additionally, Hearst shall have the right (but not the obligation) to include under this Management Services Agreement any additional broadcast stations which it or any of its subsidiaries or affiliates (other than HAT) may acquire (or for which Hearst or any such subsidiary or affiliate enters into a time brokerage agreement) during the Term hereof; if Hearst desires to include such additional station hereunder it will so advise HAT in writing and such station will thereupon be included as a Managed Station hereunder.

         2. Services. Subject to applicable laws, rules and regulations (including those of the FCC), during the term of this Agreement, HAT shall provide Hearst with respect to the Managed Stations, with management services substantially similar to those management services Hearst's broadcast group management has provided to the Managed Stations prior to the Effective Time (as such term is defined in the Merger Agreement), and HAT's services to Hearst hereunder will include, without limitation, management services with respect to: sales; news; programming (subject to the rights of each Managed Station's licensee to retain sole responsibility for and control of the station's programming, including the right to pre-empt programming provided for under this Management Services Agreement); assuring compliance
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with FCC and EEO laws, rules and regulations; finances including preparation of operating and capital budgets and financial statements in accordance with GAAP); engineering; promotion; and accounting services.

         3. Facilities and Employees of HAT. HAT shall maintain such office facilities, space, supplies, and equipment and shall hire, supervise, and direct such employees as are necessary to the performance of the services provided for herein. HAT will be responsible for the furnishing, recruiting, training, supervising and managing of all such employees of Hearst employed by Hearst at the Managed Stations, provided however, such employees shall remain subject to the ultimate management and direction of Hearst. It is understood and agreed that the responsibility for compensating the employees of Hearst is solely the responsibility of Hearst and not that of HAT, regardless of the nature of the services rendered by such employees of the party benefiting from the same.

         4. Management Fee. (a) The management fee with respect to the Managed Stations shall be an annual amount equal to the greater of (i) (x) $50,000 for the Managed Radio Stations (counted as a single property) and $50,000 for KCWB-TV, or (y) for all others, $100,000 per station, and (ii) a percentage listed below of the positive broadcast cash flow from each such property:


                  Year 1 -                           20%
                  Year 2 -                           30%
                  Year 3 -                           40%
                  Year 4 and thereafter -            50%

         As used herein, "broadcast cash flow" is defined, for each Managed Station respectively, as station operating income, plus depreciation and amortization of program rights, minus program payments and adjusted for any non-cash compensation expense. Reimbursable expenses pursuant to Section 4(b) below shall also be deducted from broadcast cash flow to the extent such deductions were not already included in the calculation of broadcast cash flow.

         (b) In addition to such management fee, HAT shall also be entitled to the reimbursement of HAT's direct operating costs and expenses incurred with unrelated third parties, plus the reimbursement of amounts paid on behalf of a Managed Station under the Services Agreement between Hearst and Argyle of even date to the extent such amounts were paid by HAT and were not paid directly by the Managed Station. Corporate overhead shall not be a reimbursable expense except to the extent corporate overhead has been historically treated as an operating expense for each Managed Station respectively and has been included as part of the calculation of broadcast cash flow for such Managed Station as shown in the Form S-4 Registration Station filed by Argyle with the Securities and Exchange Commission on July 30, 1997.

         (c) Management fees (including the reimbursement of expenses) shall be made on a calendar quarterly basis. HAT shall provide Hearst with a statement setting forth the reimbursable expenses for such quarter, plus an amount equal to 25% of the annual fixed amount or positive broadcast cash flow, as the case may be, within thirty days following the end of each


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quarter. Reasonable estimates of broadcast cash flow may be made, with adjustments thereto to be made in the following quarter. Each statement shall include such information as Hearst reasonably requires. Hearst will pay the quarterly amount due within 15 days of its receipt of such statement.

         5. Records. HAT shall, at all times, keep proper books of account and records relating to services performed hereunder, including records relating to the computation of management fees, which books of account and records shall be accessible for inspection by Hearst at any time during normal business hours.

         6. Term. The term of this Agreement shall commence upon the Effective Time and shall continue for each of the Managed Stations respectively until the earlier of: (i) Hearst's divestiture of such Managed Station to a third party;
(ii) if applicable, the exercise of the option granted to HAT for certain of the Managed Stations, pursuant to the Option Agreement of even date entered into between the parties hereto; or (iii) five (5) years following the Effective Time, provided that, Hearst shall have the right to terminate this Agreement with respect to any Managed Station at any time upon 90 days prior written notice if the option period or right of first refusal period with respect to such Managed Station, as applicable, each as set forth in the Option Agreement, has expired without having been exercised. Additionally, if either party shall breach in any material respect any of its obligations or agreements under this Agreement, and said party does not cure such default within 30 days after receiving written notice thereof from the non-breaching party, the non-breaching party may terminate this Agreement by providing written notice of termination given at least 60 days prior to the proposed termination date. Upon such termination, Hearst and/or Argyle shall promptly return any and all property of the other party used in connection with the provision of services hereunder.

         7. FCC Filing and Licensee Responsibility. A copy of this Agreement shall be filed with the Federal Communications Commission in accordance with 47 C.F.R. Section 73.3613(c)(1) (1996). Nothing contained herein shall be construed so as to constitute a relinquishment, abdication or transfer of control of responsibility for Hearst's and its subsidiaries' obligations as the licensees of their respective broadcast stations or tower facilities. It is expressly recognized and agreed that all services performed for Hearst shall be performed pursuant to and under the authority of Hearst's management and Board of Directors and, whenever necessary, Hearst's stockholders.

         8. Change in Control. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at any time that Hearst ceases to own more than 50% of HAT's outstanding voting common stock or otherwise ceases to have the right to elect a majority of the Board of Directors of HAT. Upon such a termination, the final Management Fees due hereunder will be determined through the date of termination in a manner consistent with the quarterly determinations provided hereunder.

         9. Limitation of Liability; Consequential Damages. In providing the Services, HAT shall not have any liability hereunder except to the extent that HAT shall be finally judicially determined to have engaged in gross negligence or willful misconduct. In addition, HAT shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise,


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for any special, indirect, incidental or consequential damages whatsoever
(including, but not limited to, lost profits), which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance under this Agreement, or the provision of or failure to provide any service under this Agreement.

         10. Indemnity. (a) HAT hereby agrees to indemnify and hold harmless Hearst, and its affiliates, their respective officers, directors, employees, successors and assigns and agents and each other person, if any, controlling Hearst, or any of its affiliates (Hearst and each such other person being a "Hearst Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) related to, arising out of or in connection with the services provided pursuant to this Agreement, provided, however, HAT shall not be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the gross negligence or willful misconduct of any Hearst Indemnified Person; and provided further that nothing contained herein shall cause HAT to be liable to Hearst for operating losses at the Managed Stations not caused by the gross negligence or willful misconduct of HAT.

         (b) Hearst hereby agrees to indemnify and hold harmless HAT, its affiliates, and their respective officers, directors, employees, successors and assigns and agents and each other person, if any, controlling HAT, or any of its affiliates from and against any and all losses, claims, damages or liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that are finally judicially determined to have resulted from the gross negligence or willful misconduct of Hearst in connection with the services provided pursuant to this Agreement.

         (c) The party making a claim under this Section 10 is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Section 10 is referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Section 10 shall be asserted and resolved as follows:

                 (i) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party shall have the right to control the defense of such claim or demand and shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose


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fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by the Indemnifying Party without the prior written consent of the Indemnified
Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to defend a claim or demand, the Indemnified Party shall not pay or settle such claim or demand without the consent of the Indemnifying Party. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings.

                 (ii) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

             (d) The provisions of this Section 10 shall survive the expiration or termination of this Agreement.

         11. Successors and Assigns. This Agreement may not be assigned by Hearst or HAT without the prior written consent of the other party, except that either Hearst or HAT may assign its right and obligations hereunder to one of its wholly owned subsidiaries, and any attempt to assign any rights or obligations arising under this Agreement without such prior consent in violation hereof shall be null and void.

         12. Governing Law. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

         13. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


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                  (a)      If to Hearst:

                           The Hearst Corporation
                           959 Eighth Avenue
                           New York, New York 10019
                           Attn.: Victor F. Ganzi
                           Telephone: (212) 649-2000
                           Fax: (212) 649-2035

                  (b)      If to HAT:

                           Hearst-Argyle Television, Inc.
                           888 Seventh Avenue
                           New York, New York 10106
                           Attn.: Dean H. Blythe
                           Telephone: (212) 649-2307
                           Fax: (212) 489-2314

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         14. No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

         15. Severability. All provisions of this Agreement are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

         16. Entire Agreement; Modifications and Amendments. This Agreement constitutes the entire agreement between the parties concerning the subject matter thereof and supersedes all prior agreements and understandings, both oral or written, between the parties with respect to the subject matter hereof, and cannot be modified or amended except by an instrument in writing signed by all parties hereto or their respective successors or assigns.

         17. Independent Contractor Status. HAT shall be deemed to be an independent contractor to Hearst. Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee, and no party to this Agreement shall, by reason hereof, be deemed to be a partner or a joint venturer of any other party hereto in the conduct of their respective business and/or the conduct of the activities contemplated by this Agreement.


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         18. Binding Effects; Benefits. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         19. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

         20. Force Majeure. HAT shall be excused from performing the services under this Agreement and shall have no liability to Hearst for any period it is prevented from performing the services, in whole or in part, as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power or telecommunications or, in the event that HAT obtains any services from a third party, the failure of such third party to provide such services, or the misconduct or negligence of such party in providing such services. Additionally, in the event the force majeure period continues for six consecutive months, either party may terminate this Agreement on written notice given by the terminating party at least five days prior to the proposed termination date. Also, if during the force majeure period, HAT outsources to a third party any services provided by it hereunder, the management fees payable to HAT hereunder shall be adjusted to reflect amounts paid to such third party.

         21. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      THE HEARST CORPORATION


                                      By:/s/ Jonathan E. Thackeray
                                         ----------------------------
                                         Name:  Jonathan E. Thackeray
                                         Title:  Vice President

                                      ARGYLE TELEVISION, INC.


                                      By:/s/ Harry T. Hawks
                                         ----------------------------
                                         Name:  Harry T. Hawks
                                         Title: Chief Financial Officer
                                                 Assistant Secretary & Treasurer



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